Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Interep National Radio Sales, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-65550) pertaining to the 1999 Stock Incentive Plan and Options Granted Pursuant to Agreements of Interep National Radio Sales, Inc., the Registration Statement (Form
S-3, No. 333-89828) pertaining to the registration of 2,067,298 shares of Class A common stock, the Registration Statement (Form
S-3, No. 333-97159) pertaining to the registration of 1,718,580 shares of Class A common stock and the Registration Statement (Form S-3, No. 333-101706) pertaining to the registration of 225,000 shares of Class A common stock of our report dated March 29, 2007, with respect to the consolidated financial statements and schedule of Interep National Radio Sales, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ BDO Seidman, LLP
West Palm Beach, Florida	BDO Seidman, LLP
March 13, 2008	Certified Public Accountants